Exhibit 5.2

JOHN P. BRODY
ROBERT G. COHEN
KENNETH R. COOKSON
LAWRENCE F. FEHELEY
DONALD W. GREGORY
ALLEN L. HANDLAN
PAUL R. HESS
THOMAS W. HILL
CHARLES J. KEGLER
TODD M. KEGLER
R. KEVIN KERNS
HELEN MAC MURRAY
DAVID M. McCARTY

LARRY J. McCLATCHEY
PAUL D. RITTER, JR.
RICHARD W. SCHUERMANN, JR.
ROBERT G. SCHULER
S. MARTIJN STEGER
GEOFFREY STERN
ROGER P. SUGARMAN
KEVIN L. SYKES
JOHN R. THOMAS
TIMOTHY T. TULLIS
CHRISTOPHER J. WEBER
MELVIN D. WEINSTEIN
MICHAEL E. ZATEZALO
[KEGLER BROWN HILL & RITTER LOGO OMITTED]
STEPHEN C. BARSOTTI
MARY F. BRENNING
STEWART H. CUPPS
EVE M. ELLINGER
LORIANN E. FUHRER
DAVID T. GRAHAM
ADAM J. HALL
STUART W. HARRIS
RASHEEDA Z. KHAN
JENNIFER L. MACKANOS
TRACI A. McGUIRE
VINITA B. MEHRA
CAMILLE A. MILLER
JAYME P. MOORE
ANGELA G. PARSONS
JEFFREY D. PORTER
ANNE D. POUGET
REBECCA R. PRICE

MARK R. REITZ
STEPHANIE P. UNION
NICHOLAS E. WILKES
MICHELE S. WOROBIEC*
_____________________

OF COUNSEL

CHARLES R. DYAS, JR.
THOMAS D. KITCH
ROBERT D. MAROTTA
TED M. McKINNISS*
RANDALL W. MIKES
S. MICHAEL MILLER
MICHELE A. SHUSTER
PATSY A. THOMAS
______________________

*Resident in Marion Office

September __, 2005

Vectren Energy Delivery of Ohio, Inc.
Indiana Gas Company, Inc.
One Vectren Square
Evansville, IN  47708

Ladies and Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Vectren Utility Holdings, Inc. (“VUHI”), Indiana Gas Company, Inc. (“Indiana Gas”), and Vectren Energy Delivery of Ohio, Inc. (together with Indiana Gas, the “Ohio Guarantors”), and Southern Indiana Gas and Electric Company (the “Indiana Guarantor” and, together with the Ohio Guarantors, the “Guarantors”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by VUHI of $275,000,000.00 of debt securities (the “Debt Securities”) and related joint and several guarantees by the Guarantors of the Debt Securities (the “Guarantees”) to be issued and sold under the provisions of the Indenture, dated October 19, 2001 (the “Indenture”), among VUHI, the Guarantors, and U.S. Bank Trust National Association, as Trustee (the “Trustee”). We have examined such records, certificates, and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

Based on that examination and investigation, it is our opinion that, when the steps mentioned in the next paragraph shall have been taken, and the Debt Securities and the Guarantees shall have been duly executed, authenticated, and delivered in accordance with the Indenture, and delivered against payment therefor, the Guarantees by the Ohio Guarantors will be legal, valid, and binding obligations of the respective Ohio Guarantors, enforceable against each of them in accordance with their respective terms, subject to (a) the United States Bankruptcy Code, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (b) general equitable principles (regardless of whether such enforcement is considered in a proceeding at law or in equity) and to judicial discretion.

The steps referred to in the next preceding paragraph that must be taken are as follows:

1.
any supplemental Indenture to be entered into in connection with the issuance of the Debt Securities and the Guarantees has been duly authorized, executed, and delivered by the Trustee, VUHI, and the Guarantors;

Capitol Square • Suite 1800 • 65 East State Street • Columbus, Ohio 43215-4294
Telephone: (614) 462-5400 • Facsimile (614) 464-2634 • www.keglerbrown.com

2.	the specific terms of the particular Debt Securities have been duly authorized and established in accordance with the applicable supplemental Indenture;

3.
the Debt Securities and the Guarantees have been issued and sold, and the purchase price for the Debt Securities and the Guarantees has been paid, in accordance with the transactions proposed in the Registration Statement, as the same may be amended;

4.
appropriate definitive action by the Board of Directors of each of VUHI and each of the Guarantors or an authorized committee thereof with respect to the proposed transactions set forth in the Registration Statement;

5.	VUHI and the Guarantors each shall have received all necessary governmental approvals required for the issuance and sale of the Debt Securities and the Guarantees;

6.	compliance with the Securities Act, applicable state blue sky laws, and the Trust Indenture Act of 1939, as amended; and

7.	issuance and sale of the Debt Securities and Guarantees in accordance with the corporate authorization aforesaid.

This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Ohio (without giving effect to any conflict of law principles thereof); and we have not considered, and express no opinion on, the laws of any other jurisdiction.

We consent to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.2 to the Registration Statement.

Very truly yours,

KEGLER, BROWN, HILL & RITTER CO., L.P.A.